Registration No. 333-

     As filed with the Securities and Exchange Commission on August 10, 2001

 ------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             Registration Statement

                                      Under

                           The Securities Act of 1933

                        ADVANCED MARKETING SERVICES, INC
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               DELAWARE                                       95-3768341-9
    -------------------------------                       -------------------
    (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                        Identification No.)

   5880 OBERLIN DRIVE, SUITE 400, SAN DIEGO, CALIFORNIA             92121
   ----------------------------------------------------          -----------
   (Address of Principal Executive Offices)                       (Zip Code)


                             1995 STOCK OPTION PLAN
                            ------------------------
                            (Full title of the plan)

                           Charles C. Tillinghast, III
                        Advanced Marketing Services, Inc.
           5880 OBERLIN DRIVE, SUITE 400, SAN DIEGO, CALIFORNIA 92121
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (858) 457-2500
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                        Copy to: Theodore H. Latty, Esq.
                            Hughes Hubbard & Reed LLP
                       350 South Grand Avenue, Suite 3600
                       Los Angeles, California 90071-3442

                         CALCULATION OF REGISTRATION FEE

         Title of
        Securities                 Amount              Proposed Maximum               Proposed                Amount of
          to be                     to be               Offering Price            Maximum Aggregate          Registration
        Registered              Registered<F1>           Per Share<F2>            Offering Price<F2>             Fee
--------------------------- ---------------------- -------------------------- -------------------------- ---------------------

      Common Stock,
        par value              600,000 shares               $15.41                  $9,246,000               $2,312
     $.001 per share

--------------------------- ---------------------- -------------------------- -------------------------- ---------------------
                                                                                             (see footnotes on following page)


FOOTNOTES
-----------
<F1>
In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares as may be issuable pursuant to stock splits, stock dividends or similar transactions.

<F2>
The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee based on the average of the high and low prices of the common stock, par value $.001 per share, of the Registrant (the "Common Stock"), as reported on the New York Stock Exchange on August 7, 2001, in accordance with Rule 457(h)(1) under the Securities Act of 1933.

Securities offered and sold under the Plan which are the subject of this Registration Statement were also registered by means of Registration Statements on Form S-8, No. 333-01155, No. 333-59343 and No. 333-42854, filed with the
Securities and Exchange Commission on February 22, 1996, July 17, 1998 and August 2, 2000, respectively (the "Prior Registration Statements"), the contents of each of which are incorporated by this reference in this Registration Statement. The number of shares of Common Stock issuable pursuant to options under the Plan was increased by virtue of (i) a three-for-two stock split effective on February 15, 1999 to stockholders of record at the close of business on February 1, 1999, (ii) a three-for-two stock split effective on January 17, 2000 to stockholders of record at the close of business on January 3, 2000 and (iii) a three-for-two stock split effective on May 11, 2001 to stockholders of record at the close of business on April 27, 2001. Prospectus documents used in connection with this Registration Statement will also apply with respect to the Prior Registration Statements.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

            The documents listed in (a) through (c) below, as filed by Advanced Marketing Services, Inc. (the "Company") under the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference in this Registration
Statement:

            (a) The Company's Annual Report on Form 10-K, as amended on Form 10-K/A filed pursuant to Section 13(a) or 15(d) of the Exchange Act, for the fiscal year ended March 31, 2001;

            (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 2001; and

            (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, SEC File No. 001-16199, filed on

October 30, 2000 pursuant to Section 12(b) of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Under its Certificate of Incorporation and Bylaws, the Company is required to indemnify its directors and officers to the fullest extent authorized by Delaware law. Section 145 of the General Corporation Law of the State of Delaware (the "Delaware GCL") currently permits indemnification of a corporate officer or director against expenses and other liabilities if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that if the action or proceeding is by or in the right of the Company, indemnification shall not be made in respect of any claim, issue or matter as to which the officer or director shall have been found liable to the Company unless and only to the extent that the court in which such action was brought determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses (but not other liabilities) as the court shall deem proper. To the extent that a person is successful on the merits or otherwise in defense of certain actions, the Delaware GCL requires the Company to indemnify the person for his actual and reasonable expenses incurred in connection with such defense. Under the Delaware GCL and the Bylaws, the Company may advance expenses of such a person in defending an action, provided that such advancement of expenses may be made only if the person provides an undertaking to reimburse the Company if it is ultimately determined that the person is not entitled to be indemnified against such expenses. Consistent with such statutory provisions, the Company generally enters into written indemnity agreements with its executive officers and directors.

            In certain circumstances, certain provisions of the General Corporation Law of the State of California (the "California GCL"), including provisions relating to the indemnification of officers and directors, may be applicable to the affairs of the Company to the exclusion of the Delaware GCL. In such event, the Company's Certificate of Incorporation and Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted by California law. The requirements of the California GCL relating to the indemnification of officers and directors are similar in material respects to the requirements of Delaware law described above.

            The provisions of the Delaware GCL and the California GCL relating to the indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act").

            The Plan to which this Registration Statement relates requires the Company to indemnify its directors against liabilities, costs and expenses which may be incurred in connection with the administration of the plan, other than liabilities, costs and expenses that result from negligence, bad faith, willful misconduct or criminal acts of such directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

ITEM 8. EXHIBITS

NUMBER      DESCRIPTION                               METHOD OF FILING
------      -----------                               ----------------

4.1         Certificate of Incorporation, as          Filed herewith
            amended, of the Company

4.2         Bylaws, as amended, of the Company        Filed herewith

4.3         1995 Stock Option Plan, as amended        Filed herewith

5.1         Opinion of Hughes Hubbard & Reed          Filed herewith
            LLP

23.1        Consent of Arthur Andersen LLP            Filed herewith

23.2        Consent of Hughes Hubbard & Reed          Contained in Exhibit 5.1
            LLP

ITEM 9. UNDERTAKINGS

(a) The Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 8, 2001.

                                            ADVANCED MARKETING SERVICES, INC.



                                        By: /s/  CHARLES C. TILLINGHAST, III
                                            ------------------------------------
                                                Charles C. Tillinghast, III
                                                   Chairman of the Board



            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                   CAPACITY                                        DATE
---------                                   --------                                        ----


/s/ CHARLES C. TILLINGHAST, III             Chairman of the Board and                       August 8, 2001
-----------------------------------         Director
    Charles C. Tillinghast, III


/s/ MICHAEL M. NICITA                       Chief Executive Officer and                     August 8, 2001
-----------------------------------         Director
         Michael M. Nicita                  (principal executive, financial,
                                            and accounting officer)


/s/ LOREN C. PAULSEN                        Director                                        August 8, 2001
-----------------------------------
         Loren C. Paulsen


/s/ ROBERT F. BARTLETT                      Director                                        August 8, 2001
-----------------------------------
        Robert F. Bartlett


SIGNATURE                                   CAPACITY                                        DATE
---------                                   --------                                        ----


/s/ LYNN S. DAWSON                          Director                                        August 8, 2001
-----------------------------------
          Lynn S. Dawson


/s/ JAMES A. LEIDICH                        Director                                        August 8, 2001
-----------------------------------
         James A. Leidich


/s/ TRYGVE E. MYHREN                        Director                                        August 8, 2001
-----------------------------------
         Trygve E. Myhren


/s/ E. WILLIAM SWANSON                      Director                                        August 8, 2001
-----------------------------------
        E. William Swanson

                                  EXHIBIT INDEX


NUMBER      DESCRIPTION                                METHOD OF FILING                   PAGE
------      -----------                                ----------------                   ----
4.1         Certificate of Incorporation, as           Filed herewith                        9
            amended, of the Company

4.2         Bylaws, as amended, of the Company         Filed herewith                       23

4.3         1995 Stock Option Plan, as amended         Filed herewith                       42

5.1         Opinion of Hughes Hubbard & Reed LLP       Filed herewith                       57

23.1        Consent of Arthur Andersen LLP             Filed herewith                       59

23.2        Consent of Hughes Hubbard & Reed LLP       Contained in Exhibit 5.1             57